UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Medley Capital Corporation
(Exact name of Registrant as specified in Its Charter)

Delaware	27-4576073
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East New York, NY	10017
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.125% Notes due 2023	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
N/A

Securities to be registered pursuant to Section 12(g) of the Act:
 None
(Title of Class)

EXPLANATORY NOTE

Medley Capital Corporation (the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its 6.125% Senior Notes due 2023 (“Notes”), from The New York Stock Exchange (the “NYSE”) to the Nasdaq Global Market of The Nasdaq Stock Market LLC (“Nasdaq”). The listing and trading of the Company’s Notes on the NYSE ceased at the close of trading on December 31, 2020 and trading of its Notes will commence on Nasdaq on the next trading day, January 4, 2021. The Company’s name will change from Medley Capital Corporation to PhenixFIN Corporation, effective January 1, 2021. The Notes will trade under the trading symbol “PFXNL.”

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Notes is incorporated by reference to the materials set forth in (i) the section captioned “Description of Our Debt Securities” in the Company’s registration statement on Form N-2 (File No. 333-179237), declared effective on March 12, 2013, and (ii) the section captioned “Description of the Notes” in the Company’s prospectus supplement, dated March 13, 2013, to the Company’s prospectus, dated March 12, 2013. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.  The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1
Indenture, dated as of February 7, 2012, between Medley Capital Corporation and U.S. Bank National Association (incorporated herein by reference to Exhibit 99.D.2 as filed with pre-effective amendment no. 1 to the registration statement on Form N-2 (File No. 333-179237) on February 10, 2012).

2
Second Supplemental Indenture, dated as of March 18, 2013, between Medley Capital Corporation and U.S. Bank National Association, which includes the form of registered 6.125% Senior Note due 2023 (incorporated herein by reference to Exhibit 99.D.4 as filed with post-effective amendment no. 7 to the registration statement on Form N-2 (File No. 333-179237) on March 15, 2013).

3
Prospectus supplement, dated March 13, 2013, to registrant’s prospectus, dated March 12, 2013 (incorporated herein by reference to the registrant’s filing pursuant to Rule 497, filed on March 15, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDLEY CAPITAL CORPORATION

Date: December 31, 2020	By:	/s/ David Lorber
David Lorber
Director and Authorized Signatory